Exhibit 99.3

Liberty Media Corporation Closes Secondary Offering on Behalf of Selling Stockholders of Series C Liberty Formula One Common Stock

ENGLEWOOD, Colo.— (BUSINESS WIRE) — Liberty Media Corporation (“Liberty”) (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) announced today that it has closed its previously announced underwritten public offering on behalf of certain selling stockholders (the “Selling Stockholders”) of 17,697,330 shares of Liberty’s Series C Liberty Formula One common stock, par value $0.01 per share (“FWONK”), at a price to the public of $37.40 per share. The shares of FWONK sold in this offering include approximately 14.5 million shares of FWONK that were issued to the Selling Stockholders in exchange for approximately $323.2 million aggregate principal amount of exchangeable notes, and accrued interest thereon, immediately prior to the settlement and closing of this offering. The Selling Stockholders acquired the shares of FWONK sold in this offering (or, as applicable, the exchangeable notes for which such shares were exchanged immediately prior to settlement and closing) in January 2017 in connection with the consummation of Liberty’s acquisition of Delta Topco Limited, the parent company of Formula 1. Following this offering, there are approximately $27.4 million principal amount of exchangeable notes outstanding.

The Selling Stockholders received all of the net proceeds from the sale of their shares of FWONK. Liberty did not receive any proceeds from the sale of shares of FWONK on behalf of the Selling Stockholders in this offering.

Following the closing of the offering, the selling shareholders of Formula 1 (the “Formula 1 Selling Shareholders”) who acquired shares of FWONK in January 2017 in connection with the Formula 1 Acquisition own approximately 3% of the equity of the Formula One Group, pro-forma for the dilutive impact of the remaining exchangeable notes and assuming no prior or subsequent acquisitions of Liberty Formula One common stock. This ownership percentage is calculated based on approximately 230.8 million shares of Liberty Formula One common stock outstanding as of August 31, 2017, which includes shares of FWONK issuable upon exchange of the remaining exchangeable notes issued to the Formula 1 Selling Shareholders not sold in this offering.

Goldman Sachs & Co. LLC acted as the book-running manager for the offering. The shares of FWONK were sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of FWONK or any other securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of a public offering of shares of FWONK and the ownership of the Formula One Group following the closing. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, for risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include Liberty’s interest in SiriusXM. The businesses and assets attributed to the Braves Group (Nasdaq: BATRA, BATRK) include Liberty’s subsidiary Braves Holdings, LLC.  The businesses and assets attributed to the Formula One Group (Nasdaq: FWONA, FWONK) consist of all of Liberty’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Live Nation Entertainment and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation